Exhibit 99.1

Functional Brands Announces Adjournment of Special Meeting of Stockholders

Scheduled to Reconvene on June 1, 2026

Lake Oswego, OR – (May 27, 2026) – Functional Brands Inc. (NASDAQ: MEHA), a leading innovator in wellness and performance products, today announced that the Company’s Special Meeting of Stockholders (the “Special Meeting”) scheduled to be held on May 28, 2026 at 1:00 p.m. Eastern Time has been adjourned to Monday, June 1, 2026 at 10:00 a.m. Pacific Time. The meeting is being conducted virtually via webcast.

No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov.

The record date for the adjourned Special Meeting continues to be April 16, 2026. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

The Company strongly encourages any eligible stockholder that has not yet voted their shares, or provided voting instructions to their broker or other record holder, to do so promptly. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact the Company’s proxy solicitor: Lioness Consulting LLC at 1-877-672-7073.

About Functional Brands Inc.

Functional Brands Inc. (NASDAQ: MEHA) is a leading innovator in wellness and performance products dedicated to Making Everyone Healthy Again™. The Company’s portfolio includes Kirkman®, one of the most trusted names in nutritional supplements for over 75 years with products available in more than 35 countries; P2i™ by Kirkman® Prenatal Multivitamin & Multimineral, the first prenatal supplement to align with FIGO standards and comply with California SB 646; and Tru2u.health, a consumer-facing telehealth and wellness platform. Functional Brands operates an FDA-registered, cGMP-compliant manufacturing facility in Oregon. For more information, visit www.functionalbrandsinc.com and www.kirkmangroup.com, and www.Tru2u.health

Investor Relations Contact:

FunctionalBrands@icrinc.com

Cautionary Note Regarding Forward Looking Statements

This news release and statements of Functional Brands’ management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements (including statements related to the closing, and the anticipated benefits to the Company, of the private placement described herein) related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “potential,” “will,” “should,” “could,” “would,” “optimistic” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors which may be beyond our control.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to negotiate final terms of a definitive acquisition agreement, the closing of the contemplated asset purchase agreement, including expected conditions to closing which are anticipated to include regulatory approvals, valuations, and future shareholder approvals; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company or BullionFX (collectively, the “LOI Parties”) to terminate the LOI agreement; the effect of such termination; the outcome of any legal proceedings that may be instituted against LOI Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions for the asset acquisition on a timely basis or at all, including the risk that any regulatory and other approvals required may not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain any necessary approval by the Company’s stockholders on the expected schedule of the transactions contemplated by the LOI; difficulties and delays in integrating BullionFX’s assets in the Company; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; potential adverse reactions or changes to business relationships resulting from the announcement of the LOI and future expected acquisition; uncertainty as to the long-term value of the common stock of the Company following the acquisition; the significant dilution to the Company’s stockholder in connection with the acquisition; the continued availability of capital and financing following the potential acquisition transaction; the business, economic and political conditions in the markets in which the LOI Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Potential investors should review Functional Brands’ Registration Statement filed with the SEC on Form S-1 on October 16, 2025 and the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2026 for more complete information, including the risk factors that may affect future results, which are available for review at www.sec.gov. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.